Exhibit 99.7

           (Text of graph posted to Ashland Inc.'s website concerning
                         Valvoline's premium oil sales)

                    Premium Lubricants (%) Of Branded Volume

                                   2000         2001          2002         2003     2004
                                   ----         ----          ----         ----     ----
              January               8.8          9.5          14.2         16.7     20.8
              February              9.6         10.6          14.8         20.2     21.7
              March                11.6         11.4          17.9         19.4     21.8
              April                12.0         11.1          17.2         17.1     22.4
              May                  10.9         14.0          16.8         20.5     22.5
              June                 11.0         13.6          17.8         21.5     20.9
              July                 13.1         13.6          15.9         17.2
              August               11.9         13.7          17.1         18.7
              September            11.5         12.8          17.5         19.4
              October               8.6         13.4          16.5         17.1
              November             10.3         14.7          17.4         19.5
              December             10.4         13.6          16.8         22.1
